UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017 (March 10, 2017)

YADKIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction

of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 659-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 11, 2017, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 20, 2016 between F.N.B. Corporation (“F.N.B.”) and Yadkin Financial Corporation (“Yadkin”), Yadkin merged with and into F.N.B., with F.N.B. being the surviving corporation (the “Merger”). As a result of the Merger, Yadkin ceased to exist as a separate corporation and each share of Yadkin common stock outstanding immediately prior to the Merger (except for certain shares held by F.N.B., Yadkin and their respective subsidiaries, which were cancelled without receipt of any consideration) was converted into the right to receive 2.16 shares of the common stock of F.N.B., with cash paid in lieu of fractional shares. Additionally, each outstanding option to purchase shares of Yadkin common stock pursuant to Yadkin’s equity-based compensation plans was converted into an option to purchase a number of shares of F.N.B. common stock equal to the number of shares of Yadkin common stock underlying the option immediately prior to the Merger multiplied by 2.16 (rounded down to the nearest whole share), at an exercise price equal to the exercise price in effect immediately before the Merger, divided by 2.16 (rounded up to the nearest whole cent). Immediately following completion of the Merger, Yadkin’s bank subsidiary, Yadkin Bank, merged with and into First National Bank of Pennsylvania, the principal subsidiary of F.N.B., with First National Bank of Pennsylvania continuing as the surviving bank.

The foregoing description of the Agreement and Plan of Merger and the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the merger between F.N.B. and Yadkin, on March 10, 2017, Yadkin notified its principal trading market, the New York Stock Exchange, that effective as of 12:01 a.m. on March 11, 2017, Yadkin would be merged with and into F.N.B. and each share of common stock of Yadkin outstanding immediately prior to the merger would be converted into the right to receive the merger consideration set forth in the Agreement and Plan of Merger (or, in the case of certain shares held by F.N.B., Yadkin and their respective subsidiaries, cancelled without receipt of any consideration), and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to report that the common stock of Yadkin is no longer listed on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 11, 2017, Yadkin merged with and into F.N.B., as a result of which the separate corporate existence of Yadkin ceased and each share of Yadkin common stock (except for certain shares held by F.N.B., Yadkin and their respective subsidiaries, which were cancelled without receipt of any consideration), was converted into the right to receive the merger consideration provided for in the Agreement and Plan of Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective upon completion of the merger, all of the directors and executive officers of Yadkin ceased serving as directors and executive officers of Yadkin.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon effectiveness of the merger, the separate corporate existence of Yadkin ceased. The articles of incorporation and bylaws of F.N.B., as in effect immediately before the completion of the Merger, became the articles of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of Yadkin ceased to be in effect upon completion of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Yadkin Financial Corporation, dated as of July 20, 2016 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Yadkin on July 21, 2016)

3.1	Articles of Incorporation of F.N.B. Corporation, effective as of August 30, 2016 (Incorporated by reference to Exhibit 3.1 of F.N.B.’s Current Report on Form 8-K filed on August 30, 2016)

3.2	By-laws of F.N.B. Corporation, effective as of August 30, 2016 (Incorporated by reference to Exhibit 3.2 of F.N.B.’s Current Report on Form 8-K filed on August 30, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (as successor-by-merger to Yadkin Financial Corporation)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: March 13, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Yadkin Financial Corporation, dated as of July 20, 2016 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Yadkin on July 21, 2016)

3.1	Articles of Incorporation of F.N.B. Corporation, effective as of August 30, 2016 (Incorporated by reference to Exhibit 3.1 of F.N.B.’s Current Report on Form 8-K filed on August 30, 2016)

3.2	By-laws of F.N.B. Corporation, effective as of August 30, 2016 (Incorporated by reference to Exhibit 3.2 OF F.N.B.’s Current Report on Form 8-K filed on August 30, 2016)